Exhibit 99.1

®

Contact:
Targeted Genetics Corporation
Stephanie Seiler
(206) 713-0124

TARGETED GENETICS AND CELLADON ANNOUNCE A COLLABORATION TO
DEVELOP AAV-BASED GENE THERAPIES FOR
CONGESTIVE HEART FAILURE

-Deal terms include $6 million equity investment in Targeted Genetics by Celladon’s lead investors-

Seattle, WA and La Jolla, CA– January 4, 2005– Targeted Genetics Corporation (Nasdaq: TGEN) and Celladon Corporation today announced a collaboration agreement to develop adeno associated virus (AAV)-based gene therapies for the treatment of congestive heart failure. Simultaneous with the initiation of this collaboration, Enterprise Partners and Venrock Associates, venture capital funds that have invested in Celladon, made a $6 million common stock investment in Targeted Genetics.

The collaboration combines Targeted Genetics’ expertise in the development, manufacture and clinical evaluation of AAV-based therapies with Celladon’s portfolio of genes with potential in the treatment of congestive heart failure. Under the terms of the agreement, Targeted Genetics and Celladon will work together to develop AAV vectors for the treatment of heart failure.

“Celladon was founded with the goal of becoming the leader in developing molecular therapies for congestive heart failure,” said Drew Senyei, M.D., Chairman at Celladon and Managing Director at Enterprise Partners Venture Capital. “An extensive evaluation of available gene delivery technologies has led us to believe that AAV vectors have the greatest potential to address the medical and commercial needs of a chronic disease such as congestive heart failure. We believe that Targeted Genetics is the partner of choice for developing AAV-based products due to their exceptional expertise in the development, manufacture and clinical evaluation of gene based therapies.”

“Our collaboration with Celladon broadens our leadership position and development of AAV-based therapies and presents an exciting opportunity to expand our capabilities into the area of congestive heart failure,” said H. Stewart Parker, President and Chief Executive Officer of Targeted Genetics. “The ability of AAV vectors to deliver genes to cardiac muscle cells combined with the long-term gene expression properties of these vectors makes them particularly exciting in the treatment of chronic cardiac diseases such as congestive heart failure. Five million people in the United States today are living with congestive heart failure, and our efforts to innovate new therapies in this area are consistent with our mission to address diseases with significant unmet medical need.”

“Celladon’s therapeutic candidates target the SERCA2a pathway, an important regulator of myocardial contractility. Malfunction in this pathway can lead to progressive heart failure,” said Krisztina Zsebo, President of Celladon Corporation. “Pre-clinical studies by Celladon’s co-founders, Dr. Kenneth R. Chien M.D., Ph.D. and Dr. Roger J. Hajjar, M.D., prominent researchers in the field of cardiovascular medicine, indicate that AAV agents targeting this pathway can reverse the progression of congestive heart failure in animal models. Gene delivery may provide a new approach to unlocking the therapeutic potential of this pathway, whereas previous traditional small molecule attempts have not been successful.”

Under the terms of the collaboration agreement, Targeted Genetics agreed to commit $2 million towards the development, manufacture and preclinical development of AAV vectors containing the SERCA2a gene and phospholamban gene mutations. Celladon agreed to cover all additional development, manufacture and preclinical development costs. Targeted Genetics will receive milestone payments upon the completion of pre-specified product development milestones, and also will receive significant royalties on any sales of potential products commercialized under the collaboration. Simultaneously with the signing of the agreement with Celladon, Celladon investors Enterprise Partners and Venrock Associates purchased $6 million of Targeted Genetics’ stock in a directed public offering at $1.52 per share.

“We are pleased that these investors have decided to increase their investment in our company beyond the amount of funding committed to the Celladon collaboration. In addition to funding development activities under the collaboration, this investment will also help to support our other therapeutic product development programs,” said Todd E. Simpson, Chief Financial Officer of Targeted Genetics.

ABOUT CONGESTIVE HEART FAILURE
Congestive heart failure (CHF) is a serious condition in which the heart loses its ability to pump blood efficiently. According to the National Heart, Lung and Blood Institute, about 5 million people in the United States alone have heart failure, and another 550,000 new cases are diagnosed each year. CHF contributes to or causes about 300,000 deaths annually. The disease is most common in people aged 65 or older, women and African Americans. The most common symptoms of heart failure are shortness of breath, feeling tired, and swelling in the ankles, feet, legs, and sometimes the abdomen. There is no cure for CHF.

ABOUT TARGETED GENETICS
Targeted Genetics Corporation develops gene-based products for preventing and treating acquired and inherited diseases. The Company has three clinical product development programs, targeting cystic fibrosis, AIDS prophylaxis and rheumatoid arthritis. The Company also has a promising pipeline of product candidates focused on hemophilia and cancer, and a broad platform of gene delivery technologies for application in nucleic acid-based drug development. For more information about Targeted Genetics, visit its website at www.targetedgenetics.com.

Contact:	Stephanie Seiler 206-713-0124

About Celladon
Celladon, Inc., a privately held company based in La Jolla, California, was founded by Dr. Kenneth R. Chien M.D., Ph.D. and Dr. Roger J. Hajjar, M.D. The company is focused on developing novel molecular therapies for congestive heart failure. The company’s first product targets the treatment of congestive heart failure by enhancing calcium cycling in the heart through a gene based therapy. Founding investors include Enterprise Partners Venture Capital and Venrock Associates. For more information about Celladon, visit its website at www.celladon.net.

Contact:	Moya Gollaher Enterprise Partners (858)731-0244

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:
Targeted Genetics Corporation has included in this press release certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 concerning Targeted Genetics’ business , collaboration with Celladon, projected financial resources, intellectual property, clinical trials and regulatory filings and anticipated data from Targeted Genetics’ clinical and preclinical programs . The words or phrases “can be,” “expects,” “may affect,” “anticipates,” “may depend,” “believes,” “estimates,” “plans,” “projects” and similar words and phrases are intended to identify such forward-looking statements. These forward-looking            statements, involve current expectations, forecasts of future events and other statements that are not historical facts. Inaccurate assumptions and known and unknown risks and uncertainties can affect the accuracy of forward-looking statements. Actual results could differ materially from expectations for a number of reasons, including failure of our partners to provide funding, our failure or our partner’s failure to make progress with our clinical trials, our failure or our partner’s failure to obtain positive results from our preclinical programs, our failure or our partner’s failure to obtain or maintain regulatory approvals, our failure or our partner’s failure to maintain or protect our intellectual property and the other risks described in the section entitled “Factors Affecting Our Operating Results, Our Business and Our Stock Price” in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2004 and “Risk Factors” in our Prospectus Supplement, dated December 31, 2004 and Base Prospectuses filed with the Securities and Exchange Commission on January 4, 2005. You should not rely unduly on these forward-looking statements, which apply only as of the date of this release. We undertake no duty to publicly announce or report revisions to these statements as new information becomes available that may change our expectations.

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